Exhibit 99.1

For Immediate Release

Contact: Harvey Grossblatt, CEO

Universal Safety Products, Inc.

(410) 363-3000, Ext. 224

Universal Safety Products, Inc. Declares One-Time Special Cash Dividend of $1.00 per Share of Common Stock

OWINGS MILLS, Md. September 2, 2025 - Universal Safety Products, Inc. (NYSE American: UUU) (the “Company”) today announced that its Board of Directors has declared a one-time special cash dividend of $1.00 per share of the Company’s outstanding common stock. The record date for this dividend is September 18, 2025, and the payment date is September 25, 2025.

Harvey B. Grossblatt, the Company’s President and CEO commented: “This special dividend marks an important milestone for our stockholders, representing a direct return of value from the successful sale of assets to Feit Electric Company earlier this year. While our original plan envisioned a larger dividend tied to a full dissolution, our stockholders chose a different path, one that positions the Company to grow and prosper. By returning meaningful capital today while preserving resources for the future, we are aligning our actions with both immediate value creation and long-term opportunity. I am truly excited about what lies ahead as we plan to introduce new products and services that we believe can unlock even greater stockholder value.”

Because the payment of the special dividend represents more than 20% of the price of the Company’s common stock, NYSE American has advised the Company that its common stock will trade with “due bills” representing an assignment of the right to receive the special dividend from the record date of September 18, 2025 through the closing of trading on NYSE American on September 25, 2025, which is the payment date and the last day of trading before the September 26, 2025 ex-dividend date (this period of time representing the “Dividend Right Period”).

Shareholders who sell their common stock during the Dividend Right Period (September 18, 2025 through September 25, 2025) will be selling their right to the special dividend, and such shareholders will not be entitled to receive the special dividend on September 25, 2025. Due bills obligate a seller of common stock to deliver the special dividend payable on such common stock to the buyer (the “Dividend Right”).

The special dividend record date of September 18, 2025 will be used as the date for establishing the due bill tracking of the Dividend Right to the holder of common stock. Due bill obligations are customarily settled between the brokers representing the buyers and the sellers of shares. The Company has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of the Company’s common stock should consult their brokers before trading to be sure they understand the effect of NYSE American’s due bill procedures.

About Universal Safety

Universal Safety Products, Inc. is a distributor of safety and security devices. Founded in 1969, the Company has an over 56-year heritage of developing innovative and easy-to-install products.  For more information on Universal Safety Products, Inc., visit our website at www.universalsafetyprod.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.universalsafetyprod.com.